UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: December 16, 2009

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

American Airlines, Inc. is filing herewith its Eagle Eye communication to investors by its parent company, AMR Corporation.  This document includes (a) actual unit cost, fuel price, capacity and traffic information for October and November and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  December 16, 2009

AMR EAGLE EYE

December 16, 2009

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this document, the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook”, “may,” “will,” “should”, “seeks”, “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe our objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of the Company’s unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including the Company’s application for antitrust immunity with other  oneworld alliance members; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; weaker demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy covenants and conditions in certain of its financing agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as the H1N1 virus, SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by the Company’s Current Report on Form 8-K filed on April 21, 2009), and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

This Eagle Eye provides updated guidance for the fourth quarter, the full year 2009 and share count estimates for the full year 2010.

Performance Update

Costs:  Unit cost forecasts are attached.

Revenue:  Fourth quarter mainline and consolidated unit revenue is expected to decrease between 4.5% and 5.5% year over year.  In total, Cargo and Other Revenue is anticipated to increase between 0.2% and 1.2% relative to fourth quarter 2008.

Liquidity: AMR expects to end the fourth quarter with a cash and short-term investment balance of approximately $4.7 billion, including approximately $460 million in restricted cash and short-term investments.

Eric Briggle
Managing Director, Investor Relations

AMR EAGLE EYE

Fuel Forecast (based on 12/11/09 market prices)

Fuel Hedge Position:
4Q09: 31% hedged with an average cap of $2.43 ($96 crude equivalent) with 28% subject to a floor of $1.74 ($67 crude equivalent)
2009: 36% hedged with an average cap of $2.51 ($97 crude equivalent) with 33% subject to a floor of $1.86 ($70 crude equivalent)

AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption
	Actual		Forecast
	Oct	Nov	Dec	4Q09	2009
Fuel Price (dollars/gal)	2.07	2.23	2.23	2.17	2.01
Fuel Consumption (MM gals)	229.6	216.0	228.2	673.8	2,760.2

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
	Actual		Forecast
	Oct	Nov	Dec	4Q09	2009
AMR Cost per ASM	12.97	13.42	14.48	13.63	12.79
AMR Cost per ASM (ex-special items) 1/ 2/	12.97	13.42	13.21	13.20	12.57
AMR Cost per ASM (ex-fuel and special items) 1/ 2/	9.41	9.69	9.46	9.52	9.18

American Mainline Cost per ASM
	Actual		Forecast
	Oct	Nov	Dec	4Q09	2009
AA Cost per ASM	12.39	12.84	13.61	12.95	12.20
AA Cost per ASM (ex-special items) 1/ 2/	12.39	12.84	12.58	12.60	12.00
AA Cost per ASM (ex-fuel and special items) 1/ 2/	8.94	9.22	8.95	9.04	8.70

Notes:
4Q09 and FY2009 unit cost increase in ex-fuel unit cost versus the prior year is primarily due to cost headwinds associated with reduced capacity, non-cash pension-related employee benefit costs, and costs associated with dependability improvement initiatives.

1/ The Company believes that unit costs excluding fuel and/or special items is a useful measurement to investors in monitoring the Company's ongoing cost performance.

2/ The Company expects to have special items of approximately $170 million in the fourth quarter related to the impairment of certain route and slot authorities in South America and certain ERJ-135 aircraft as well as charges associated with the retirement of the A300 fleet. Consequently, the company expects special items to total approximately $350 million for the full year 2009.

AMR EAGLE EYE
Capacity and Traffic Forecast (millions)

AA Mainline Operations
	Actual		Forecast
	Oct	Nov	Dec	4Q09	2009
ASMs	12,340	11,935	12,587	36,862	151,752
Domestic	7,694	7,431	7,770	22,895	92,945
International	4,646	4,504	4,817	13,967	58,807

Traffic	10,249	9,499	10,133	29,880	122,391

Regional Affiliate Operations
	Actual		Forecast
	Oct	Nov	Dec	4Q09	2009
ASMs	985	957	943	2,885	11,571

Traffic	722	673	661	2,056	8,252

Below the Line Income/Expenses & Taxes

Total Other Income(Expense) is estimated at ($209) million in the fourth quarter of 2009.

Share Count (millions)

		Basic	Diluted
	4Q09	333	333

	FY2009	294	294

	FY2010
	Earnings
	$213 million and over	334	389
	$0-212 million	334	343
	Loss	334	334

Reconciliation to GAAP
			Actual		Forecast
			Oct	Nov	Dec	4Q09	2009
Cents
AMR CASM			12.97	13.42	14.48	13.63	12.79
Special Items CASM			-	-	1.27	0.43	0.22
AMR CASM Excluding Special Items			12.97	13.42	13.21	13.20	12.57

Fuel CASM			3.56	3.73	3.75	3.68	3.39
AMR CASM Excluding Fuel and Special Items			9.41	9.69	9.46	9.52	9.18

			Actual		Forecast
			Oct	Nov	Dec	4Q09	2009
Cents
AA CASM			12.39	12.84	13.61	12.95	12.20
Special Items CASM			-	-	1.03	0.35	0.20
AA CASM Excluding Special Items			12.39	12.84	12.58	12.60	12.00

Fuel CASM			3.45	3.62	3.63	3.56	3.30
AA CASM Excluding Fuel and Special Items			8.94	9.22	8.95	9.04	8.70